EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the 2004 Equity Incentive Plan of Trikon Technologies, Inc. of our report dated March 15, 2004, with respect to the consolidated financial statements and schedules of Trikon Technologies, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Ernst & Young LLP

Bristol, England

October 20, 2004